Exhibit 99.7

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-7 of our report dated March 16, 2022, relating to the financial statements of Imperial Metals Corporation.

/s/ DELOITTE LLP

Chartered Professional Accountants

Vancouver, Canada

May 19, 2022